Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 28, 2022, with respect to the financial statements of G Medical Innovations Holdings Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

Tel Aviv, Israel	/s/ Ziv Haft
July 8, 2022	Certified Public Accountants (Isr.)
BDO Member Firm